                                                                     EXHIBIT 3.A

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              HARTMARX CORPORATION

  FIRST: The name of the corporation (hereinafter "Corporation") is:

                              HARTMARX CORPORATION

  SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 306 South State Street, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is United States Corporation Company.

  THIRD: The purposes and powers of the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity, anywhere in the world, for which corporations may be organized under the General Corporation Law of the State of Delaware.

  These purposes and powers shall be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation.

  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 27,500,000. Of these, (i) 25,000,000 shares shall be shares of common stock of the par value of $2.50 per share (hereinafter sometimes referred to as "Common Stock"); and (ii) 2,500,000 shares shall be shares of preferred stock of the par value of $1.00 per share (hereinafter sometimes referred to as "Preferred Stock").

  The designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions for each class of stock shall be and be determined as set forth below.

  Part 1. Common Stock

  1.1 Dividend Rights. Subject to provisions of law and the preferences of the shares of Preferred Stock and of any other shares ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be offered dividends in such amounts as may be determined by the Board of Directors, which dividends shall be payable, upon acceptance, on and after such dates as may be determined by the Board of Directors, if accepted within three years after the first date so determined for the payment of each such dividend.

  1.2 Voting Rights. Except as provided by law and in or pursuant to this Article Fourth, the holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation Except as otherwise provided by law, by this Certificate of Incorporation, or by resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have sole voting power.

  1.3 Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (herein sometimes referred to as "liquidation"), after payment or provision for payment of the debts and o~her liabilities of the Corporation and the preferential amounts to which the holders of any shares ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock shall be entitled to receive, pro rata, all of the remaining assets of the Corporation available for distribution to its stockholders.

  Part 2. Preferred Stock

  2.1 Authority of the Board of Directors to Issue in Series. The Preferred Stock may be issued from time to time in one or more series. Subject to the provisions of this Certificate of Incorporation, authority is expressly granted to the Board of Directors to authorize the issue of one or more series of Preferred Stock and to fix by resolutions providing for the issue of each such series the designations, relative rights, preferences and limitations of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

    (a) The number of shares of such series (which, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, may subsequently be increased, or decreased to a number not less than the number of shares thereof then outstanding, by resolutions of the Board of Directors) and the distinctive designation thereof;

    (b) The dividend rate of such series and any limitations, restrictions or conditions on the payment of such dividends;

    (c) The price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

    (d) The amounts which the holders of the shares of such series are entitled to receive in the event of any liquidation, dissolution or winding up of the Corporation;

    (e) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

    (f) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities;

    (g) The voting powers, if any, of such series in addition to the voting powers provided by law and in this Article Fourth;

    (h) The relative rank of each such series in relation to each other series; and

    (i) Any other term, condition or provision with respect to any such series not inconsistent with the provisions of this Article Fourth.

  Part 3. General

  No holder of any of the shares of stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled, as of right, to purchase or subscribe for (1) any unissued shares of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into shares of the Corporation, or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

  FIFTH: Any action required to be, or which may be, taken at any annual or special meeting of stockholders, may be taken by stockholder consent without a meeting, in accordance with section 228(a) of the General Corporation Law of the State of Delaware, except that unanimous written consent of all stockholders, or action taken at a stockholders meeting, is required for every election or removal of directors by stockholders and for every amendment to, or for repeal of, Article Sixth of this Certificate of Incorporation, and unanimous written consent of all stockholders or the favorable vote of two-thirds of all outstanding shares of stock of the Corporation at a meeting of stockholders is required for every amendment to, or for repeal of, this Article Fifth of this Certificate of Incorporation.

  SIXTH:

  1.1 Combinations with an Excess Stockholder. In addition to any approval of the Board of Directors or any stockholder vote or consent required by the laws of the State of Delaware or any other provision of this Certificate of Incorporation in effect at the time of the adoption or authorization of a Combination, it shall be required for the adoption or authorization of a Combination with an Excess Stockholder that the following three conditions shall so fulfilled:

    (a) A majority of the Board of Directors shall consist of Disinterested Directors and a majority of the Disinterested Directors shall select two independent experts who shall be required to give their opinion that the terms of the Combination are fair to the holders of outstanding Common Stock which are not owned by such Excess Stockholder. Those experts shall include as one of the factors that they shall take into account the requirement, which is imposed by this Paragraph (a), that the stockholders receive their proportionate share of the economic benefits which reasonably can be foreseen from the Combination. The Corporation shall pay the reasonable fees and expenses associated with the retention of those experts.

    (b) The affirmative vote or consent of the holders of majority of the outstanding Common Stock which are not owned by such Excess Stockholder shall be required for the adoption or authorization of a Combination with such Excess Stockholder.

    (c) A proxy statement which complies with the requirements of the Securities Exchange Act of 1934, as amended, shall be mailed to the holders of Common Stock for the purpose of soliciting stockholder approval of such Combination. The proxy statement shall contain (as exhibits or otherwise) the entire opinions of the two independent experts required by Paragraph
  (a) of this Section 1.1.
  1.2 Definitions. For purposes of this Article Sixth:

  1.21 "Combination" means a merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any other corporation, or the sale or lease of all or a substantial part of the assets of the Corporation or any subsidiary of the Corporation to any other person, or any sale or lease to the Corporation, or any subsidiary of the Corporation, in exchange for securities of the Corporation of any assets having fair market value greater than $5 million controlled by any other person.

  1.22 An "Excess Stockholder" is any person who (or which), as of any date, owns~ ten percent (10%) or more of the outstanding Voting Shares of the Corporation.

  1.23 A "person" includes a natural person, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of common stock, such syndicate or group shall be deemed a person for purposes of this Article Sixth.

  1.24 "Voting Shares" means the issued and outstanding shares of any class of stock of the Corporation which is entitled to vote for the election of directors.

  1.25 "Ownership" includes beneficial ownership. A beneficial owner of Voting Shares includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power, which includes the power to vote, or to direct the voting of, the Voting Shares, or (ii) investment power, which includes the power to dispose of, or to direct the disposition of, the Voting Shares.

  Notwithstanding the foregoing, beneficial ownership shall not include (i) ownership by registered broker holding Voting Shares in its street name for customers, or (ii) ownership by a employee plan maintained by the Corporation in which Voting Shares are held In trust for the Corporation's employees, provided that each employee is entitled to vote the shares in the trust which are allocable to him.

  1.26 An "Affiliate" of a specified person is a person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person.

  1.27 An "associate" of specified person is (i) any person of which such specified person is a officer or partner or is the owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person owns ten percent (10%) or more of the total beneficial interest or as to which such specified person serves as trustee or in similar fiduciary capacity, (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, (iv) any person who is a director or officer of such specified person or any corporation which controls or is controlled by such specified person, or
(v) any other member or partner in a partnership, limited partnership, syndicate or other group, formal or informal, of which such specified person is a member or partner and which is acting together for the purpose of acquiring, holding or disposing of securities of the Corporation.

  1.28 A "subsidiary" of the Corporation is any company fifty percent (50%) or more of the voting securities of which are owned by the Corporation.

  1.29 A "Disinterested Director" is a Director of the Corporation who (i) is not and never has been an officer or director of an Excess Stockholder or any affiliate or association of such Excess Stockholder and is not and has not been for the past five years an employee of an Excess Stockholder or any affiliate or associate of such Excess Stockholder; (ii) does not own the lesser of one percent (1%) or 10,000 shares of any class of equity securities of an Excess Stockholder or any affiliate or associate of such Excess Stockholder; (iii) is not the settlor of any trust, and does not serve as the trustee, executor or in a similar capacity for any trust or estate, which owns the lesser of one percent (1%) or 10,000 shares of any class of equity securities of any Excess Stockholder or any affiliate or associate of such Excess Stockholder; (iv) is not the relative of any person or of the spouse of such person who could not be a Disinterested Director because of any of the provisions of clauses (i), (ii), or (iii) above who has the same home as such person; (v) is not the spouse, brother, sister, son, daughter, father or mother of any person who could not be a Disinterested Director because of any of the provisions of clauses (i), (ii), or (iii) above; and (vi) is not otherwise by reason of past, present or anticipated circumstances unable to act solely in the interest of the Corporation with respect to the Combination, provided that no officer or employee of the Corporation shall be disqualified from being a Disinterested Director solely by reason of being an officer or employee of the Corporation.

  1.3 Enforcement. The Board of Directors is specifically authorized to seek equitable relief, including an injunction, to enforce the provisions of this Article Sixth.

  1.4 Exemption. The Board of Directors is specifically authorized to waive or to suspend the enforcement of the provisions of this Article Sixth as to any Person or any events, or to exempt any Person from its requirements before such Person becomes an Excess Stockholder.

  1.5 Amendment. No amendment to this Certificate of Incorporation shall amend, alter, change or repeal any of the provisions of this Article Sixth unless such amendment, in addition to receiving any stockholder vote or consent required by the laws of the State of Delaware in effect at the time, shall receive the affirmative vote of the holders of a majority of the Voting Shares entitled to vote in elections of directors, which are not owned by any person who (or which) is an Excess Stockholder.

  SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

  1.1 The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

  1.2 The original By-Laws of the Corporation shall be adopted by the Incorporator unless this Certificate of Incorporation shall name the initial Board of Directors herein. Thereafter, the power to make, alter, amend, change, or add to or repeal the By-Laws, and to adopt any new By-Law, except a By-Law classifying directors for election for staggered terms, shall be vested in the Board of Directors, except with respect to any matter as to which the General Corporation Law of the State of Delaware explicitly requires action by stockholders and, as to any such matter, approval of both stockholders and the Board of Directors shall be required.

  1.3 Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of this Certificate of Incorporation shall entitled the holder thereof to the right to vote at any meeting of stockholders, except as the provisions of Paragraph (c)
(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

  EIGHTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  TENTH: The principal office of the Corporation shall be located at such place, whether within or without the State of Delaware, as may be provided in the By-Laws.

  ELEVENTH: The books of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors or in the By-Laws of the Corporation.

  TWELFTH: The Corporation is to have perpetual existence.

  THIRTEENTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article Thirteenth.